Exhibit 99.1

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

Item 2 Date of Material Change

May 15, 2026

Item 3 News Release

The press release attached as Schedule “A” was released on May 15, 2026 through an approved Canadian newswire service.

Item 4 Summary of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 5 Full Description of Material Change

The material change is described in the press release attached as Schedule “A”.

Item 6 Reliance of subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7 Omitted Information

Not applicable.

Item 8 Executive Officer

Inquiries in respect of the material change referred to herein may be made to:

Michel Amar, Chief Executive Officer

T: 1-818-280-9758

E: michel@digihostblockchain.com

Item 9 Date of Report

May 15, 2026

SCHEDULE “A”

DIGI POWER X INC.

Nasdaq: DGXX | Cboe Canada: DGX

A Vertically Integrated AI Infrastructure Company

Digi Power X Reports First Quarter 2026 Financial Results

NeoCloudz GPU Cloud Live with First AI Revenues; Approximately $125 Million Cash Today with Zero Long-Term Debt; $45 Million YTD Capex Deployed at Columbiana

MIAMI, FL – May 15, 2026 – Digi Power X Inc. (Nasdaq: DGXX / Cboe Canada: DGX) (“Digi Power X” or the “Company”), an AI data center infrastructure operator, today reported its financial and operating results for the first quarter ended March 31, 2026 (all amounts in U.S. dollars, unless otherwise indicated). The Company’s quarterly report on Form 10-Q, which includes unaudited consolidated financial statements and management’s discussion and analysis (“MD&A”) for the quarter ended March 31, 2026, has been filed and made accessible under the Company’s continuous disclosure profile on SEDAR+ at www.sedarplus.ca and is also available on EDGAR at www.sec.gov/edgar.

First Quarter 2026 Financial Highlights (three months ended March 31, 2026)

Amounts in U.S. dollars (millions)

●	Net loss of $(4.7) million, compared to $(1.6) million in Q1 2025, primarily reflecting pre-revenue investment in AI infrastructure capacity, Phase 1 commissioning activity at Columbiana, and growth in corporate headcount supporting the AI build program.

●	Adjusted EBITDA[1] of $1.1 million, a $2.4 million year-over-year improvement from $(1.3) million in Q1 2025;

●	Working capital of $67.2 million, a $68.0 million year-over-year increase from $(0.8) million as at March 31, 2025;

●	Cash and cash equivalents of $73 million at quarter-end, with zero long-term debt;

●	Net fixed assets of $26.4 million, up 29% year-over-year from March 31, 2025, reflecting capitalized investment at the Columbiana, Alabama facility;

●	Revenue of $6.8 million, compared to $9.3 million in Q1 2025, reflecting the planned wind-down of legacy operations as the Company transitions to AI compute and colocation revenue.

Operational and Post-Quarter Highlights

●	NeoCloudz GPU-as-a-Service is live: recognized first revenues in May 2026 from its initial fleet of NVIDIA B200 and B300 GPUs deployed at the Columbiana, Alabama facility;

●	Signed a $1.1 billion, 10-year AI colocation agreement (the “Colocation Agreement”) with a leading AI infrastructure company, securing long-term contracted revenue;

●	Approximately $125 million in cash and cash equivalents and $15 million in digital assets as of the date of this release (fair market value of digital assets per Gemini Exchange);

●	Approximately $45 million in year-to-date capital expenditures deployed toward GPU equipment and data center buildout, principally at the Columbiana, Alabama facility;

●	Uplist to Cboe Canada completed under the symbol “DGX,” complementing the NASDAQ listing under the symbol “DGXX”.

1	Adjusted EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Adjusted EBITDA—GAAP Reconciliation” and “Non-GAAP Financial Measures” below.”

Management Statement

“Q1 marks an inflection point for Digi Power X. Adjusted EBITDA turned positive, even as we deliberately ran down legacy revenue to make room for a much larger AI compute business, and our NeoCloudz GPU cloud is now revenue-generating. The balance sheet is the strongest in the Company’s history – approximately $125 million in cash, $15 million in digital assets, zero long-term debt, and roughly $45 million of capital expenditure already deployed year-to-date at Columbiana – and the Company is in active discussions to secure debt financing to fund future data center development to avoid shareholder dilution, providing us with the firepower needed to execute Phase 1 and the operational platform that follows.

We have successfully initiated our pivot to AI, and the results this quarter reflect the early returns on that transition.”

— Michel Amar, Chairman & Chief Executive Officer, Digi Power X Inc.

“Releasing our first NVIDIA Blackwell GPU cluster with high performance AI storage is a defining moment for Digi Power X as we transition from building AI infrastructure to powering real AI workloads at scale through NeoCloudz. With our Silicon Valley office opening in June, we are expanding into the center of AI innovation to recruit top engineering talent to accelerate our expansion.”

— Jagan Jeyapaul, Chief Technology Officer, Digi Power X Inc.

2027 Outlook

For fiscal 2027, Digi Power X is targeting total revenue of approximately $250-$300 million across its three operating segments:

●	AI colocation revenue from the Colocation Agreement is expected to contribute approximately $80-$100 million, reflecting a full year of Phase 1 operations and a partial year of Phase 2 following its targeted commissioning (40 MW), and the Company is targeting an aggregate of 90 MW of AI colocation for fiscal 2027 (50 MW in addition to the Colocation Agreement) for aggregate colocation revenues of up to $200 million;

●	GPU-as-a-Service revenue through NeoCloudz is expected to scale over the course of the year to approximately 10 MW, as additional GPU capacity is deployed and contracted (assuming similar utilization rates and $/kW to the Company’s current contracts), with the Company targeting a year-end annualized run rate of up to $100 million, noting that recognized segment revenue will depend on the timing of capacity deployment and customer offtake;

●	Energy sales are anticipated to be comparable to current levels and are expected to contribute approximately $12 million.

Conference Call Details

The Company will host a conference call to discuss its first quarter 2026 results on May 15, 2026 at 8:30 AM ET. The conference call can be accessed by dialing the numbers below, or guests can utilize the Call Me link.

1-877-407-9039 or 1-201-689-8470.

Call Me: https://callme.viavid.com/viavid/?callme=true&passcode=13750233&h=true&info=company&r=true&B=6

A live webcast and replay will be available at investors.digipowerx.com.

Option and RSU Grants

The Company also announces the grant of a total of 650,000 stock options (the “Stock Options”) and 1,730,000 restricted share units (the “RSUs”) to certain officers, directors, management, key consultants and employees of the Company in accordance with the Company’s stock option plan and restricted share unit plan, respectively.

Each Stock Option is exercisable for a subordinate voting share of the Company at a price of C$9.84 for a period of five years from the date of grant. The Stock Options vest fully on the date of grant and are subject to the terms and conditions of the Plan. Each RSU entitles the holder to acquire one subordinate voting share of the Company on vesting. The RSUs granted to officers, directors and employees will vest in three equal tranches, on May 15, 2027, 2028, and 2029.

Adjusted EBITDA — GAAP Reconciliation

The following table reconciles GAAP net loss to EBITDA and Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure presented as a supplement to GAAP results. See “Non-GAAP Financial Measures” below.

Amounts in U.S. dollars (millions)

Line Item	Q1 2026 ($M)
Net Loss (GAAP)	$(4.7)
Add: Depreciation & Amortization	1.5
EBITDA	$(3.2)
Add: Share-based Compensation	1.3
Add: Crypto Revaluation Loss	3.8
Less: Warrant FV Gain	(0.8)
Less: Gain on sale of digital currencies	0.0
Adjusted EBITDA — Q1 2026	$1.1

EBITDA and Adjusted EBITDA exclude share-based compensation, digital currency revaluation, changes in fair value of financial instruments, and capitalized AI infrastructure payroll costs. These non-GAAP measures are not substitutes for GAAP results.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, and further adjusted to exclude share-based compensation, digital currency revaluation, changes in fair value of financial instruments (including warrant liabilities), gain/loss on settlement of debt, and gains or losses on sale of property and equipment. Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company’s core business operating results and those of other companies and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management’s internal use of non-GAAP Adjusted EBITDA, management believes that Adjusted EBITDA is also useful to investors and analysts in comparing our performance across reporting periods on a consistent basis. The Company’s Adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a substitute for, or superior to, net loss or any other measure of performance calculated in accordance with GAAP.

About Digi Power X

Digi Power X Inc. (NASDAQ: DGXX | Cboe Canada: DGX) is a vertically integrated AI infrastructure company developing and operating purpose-built data centers, GPU cloud capacity, and modular and mobile compute platforms. The Company holds approximately 55% of US Data Centers Inc., which commercializes the ARMS modular data center platform and the URP-1 robotics line. Digi Power X is headquartered in Miami, Florida, with operating sites in Columbiana, Alabama and Niagara Falls, New York. For more information, visit www.digipowerx.com.

Investor Relations

For further information, please contact:

Michel Amar, Chief Executive Officer

Digi Power X Inc.

www.digipowerx.com

Investor Relations: T: 888-474-9222 | Email: IR@digihostpower.com

Cautionary Statement

Trading in the securities of the Company should be considered highly speculative. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein. Cboe Canada does not accept responsibility for the adequacy or accuracy of this release.

Cautionary Note and Forward-Looking Statements

Except for the statements of historical fact, this news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. Forward-looking information in this news release includes the statements under “2027 Outlook” and other statements regarding goals, expectations and targets for the business of Digi Power X, including through USDC. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “goals,’ “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking information is subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the Company’s ability to maintain and obtain new customers; the Company’s ability to fulfill its obligations pursuant to the Colocation Agreement; the Company’s ability to execute its evolving business model and strategy, including as it relates to its expansion into the data center market; future capital needs and uncertainty regarding the Company’s and USDC’s ability to raise additional capital; costs associated with the development, manufacturing and deployment of AI infrastructure; global demand for AI computing infrastructure; further improvements to profitability and efficiency may not be realized; and other related risks, some of which are more fully set out in the Annual Information Form of the Company and other documents disclosed under the Company’s filings at www.sedarplus.ca and in the Company’s annual, quarterly and current reports filed with the SEC. The forward-looking information in this news release reflects the current expectations, assumptions and/or beliefs of the Company based on information currently available to the Company. Forward-looking information is not a guarantee of future performance, and accordingly undue reliance should not be put on such information due to the inherent uncertainties therein. The Company undertakes no obligation to revise or update any forward-looking information other than as required by applicable law.

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